Exhibit 99.3

CytoDyn Begins Full Humanization of Cytolin(R)


Santa Fe, NM -- March 17, 2009 -- CytoDyn, Inc. (Pink Sheets: CYDY) has begun full humanization of Cytolin(R), the Company's unique immune therapy for treating HIV/AIDS. Although a murine (mouse) version of Cytolin(R) was used for previous human experience that included some 200 patients successfully treated for up to two years, as well as an encouraging Phase I(b)/II(a) study, the Company believes that a fully-humanized version is necessary for the clinical trial that is expected to follow the current one (described at http://clinicaltrials.gov) for the reasons explained below.

Unlike the other monoclonal antibodies that have been approved for treating diseases such as cancer and rheumatoid arthritis, Cytolin(R) is not a "neutralizing" antibody, meaning it does not initiate phagocytosis, the process that removes unwanted substances and cells from the body. As a result, HAMA (Human Anti-Mouse Antibodies), which are a natural response to murine antibodies, did not block the therapeutic effect of Cytolin(R) during previous human experience, even though HAMA are known to have this effect on neutralizing antibodies, making some form of humanization mandatory for those other antibodies. To the contrary, there is some evidence that HAMA may have increased the length of time that Cytolin(R) remained bound to the targeted cytotoxic T cells that would otherwise have destroyed healthy CD4+ T cells, thereby increasing the duration of the therapeutic effect of Cytolin(R). Since therapeutic antibodies usually cost thousands of dollars per treatment, a product that needs to be administered less often could provide a meaningful reduction in costs.

Nonetheless, the current study of Cytolin(R) anticipates its use in early HIV infection --before the antiviral drugs are used, in order to delay disease progression with a drug that cannot cause the virus to become resistant because it has no direct effect on the virus itself. When used for this purpose, Cytolin(R) needs to be well tolerated. Patients are often unwilling to endure any discomfort caused by a treatment when they are not yet suffering from the symptoms of a disease and are not in any immediate danger. As a well known example, the flu-like symptoms associated with interferon-alpha too often result in non-compliance on the part of patients with hepatitis.

According to prevailing theory, a fully-humanized version of Cytolin(R) will be even less likely than the murine version to cause the side effects sometimes seen when any protein is injected into the human blood stream. These side effects include serum sickness (flu like symptoms), protein sickness (brief lower back pain) and an allergic reaction which, rarely, can be life-threatening if not promptly treated.

CytoDyn expects to have its proprietary, fully-humanized version of Cytolin(R) ready for bulk manufacturing this Autumn in time for the follow-up clinical trial. Based on the advice of its patent attorneys, the Company believes its fully-humanized product will be eligible for a new patent to complement and extend its existing portfolio of intellectual property, which includes patents on the use of any such antibodies to treat HIV/AIDS.

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This announcement contains statements that are not historic facts but anticipate future events and circumstances. All such forward-looking statements made by the Company are necessarily estimates based upon current information and projections and involve a number of risks and uncertainties, including but not limited to, the failure of preliminary results from clinical studies to reflect the results from more comprehensive studies, and an inability to enroll a sufficient number of patients or to otherwise complete a study. There can be no assurance that such risks and uncertainties, or other factors, will not affect the accuracy of such forward-looking statements. It is impossible to identify all the factors that could cause actual results to differ materially from those estimated by CytoDyn. They include, but are not limited to, government regulation, managing and maintaining growth, victimization by white-collar offenders, and the effects of adverse publicity, litigation, competition, and other factors that may be identified from time to time in the Company's announcements.

Source:
CytoDyn

Contact:
Corinne Allen, CFO 1-505-988-5520